EXHIBIT 99.1

FOR IMMEDIATE RELEASE

THE EASTERN COMPANY REPORTS THIRD QUARTER 2025 RESULTS

•	Sales declined in the third quarter by 22% compared to the third quarter of 2024
•	New $100M Credit Facility to support long-term growth
•	Capital allocation focus drove year-to-date debt reduction of $7.0 million and stock repurchases of approximately $3.0 million or 118,000 shares

SHELTON, CT – November 4, 2025 - The Eastern Company (“Eastern” or the “Company”) (NASDAQ:EML), an industrial manufacturer of engineered solutions serving commercial transportation, logistics, and other industrial markets, today announced its results of operations for the third fiscal quarter ended September 27, 2025.

Chief Executive Officer Ryan Schroeder commented, “Our third quarter results were negatively affected by the downturn in the heavy-duty truck and automotive market.  Weakness in these sectors contributed to a reduction in the Company’s sales by 22% and earnings by 87% as compared to the third quarter of the prior year. Among other things, the automotive sector has been adjusting to a shift in focus from electric vehicles back to vehicles powered by internal combustion engines. Having anticipated this transition, we took proactive measures, including a strategic restructuring during the second and third quarters to optimize our workforce and align resources with current market conditions, which helped support our profitability during the quarter. With the restructuring behind us, we believe that we are in a strong position to capitalize when our markets return to a healthier position.  In addition, we have repurchased $3.0 million of stock and paid down $7.0 million of debt year-to-date, demonstrating our commitment to allocating capital for the long-term benefit of our shareholders.”

Mr. Schroeder continued, “Across our businesses, we remain laser focused on driving commercial execution to capitalize on the eventual recovery in market demand. Our teams are implementing targeted initiatives to enhance product innovation, diversify our customer base, expand into new end markets, and unlock greater operational efficiencies to reduce volatility and support sustainable, long-term performance. Ongoing investment in product development remains a key pillar of our growth strategy, to enable us to meet evolving customer needs and stay ahead of market trends. Simultaneously, we are deepening relationships across a broader set of customers  to strengthen our resilience and position us to capture emerging opportunities. Furthermore, following the close of the quarter, we successfully secured a new $100 million revolving credit facility that enhances our financial flexibility to advance our strategic priorities, including continued investment in long-term growth initiatives.”

“In response to the evolving macroeconomic landscape and ongoing shifts in global policy, we have sharpened our focus on operational agility and efficiency. This proactive approach has helped us navigate current uncertainties while maintaining solid performance across our operations. Leveraging our diversified international footprint, we have been successful in reducing the impact of tariffs and trade-related pressures. At the same time, we will continue to evaluate strategic opportunities that complement our core strengths and align with our long-term growth objectives. As we assess select opportunities, we remain committed to deploying capital responsibly and creating sustainable, long-term value for our shareholders.”

Chairman of the Board James Mitarotonda added, “Despite significant market volatility which provides important context for our performance this quarter, we recognize that these results fall short of our objectives. We are pleased, however, with the many actions taken by our leadership team to mitigate the full impact of market conditions and believe we are well positioned for a market rebound. Eastern has maintained its historically strong balance sheet and we believe is well equipped to weather the cyclical market downturn and deliver meaningful value for shareholders as conditions improve.”

3 ENTERPRISE DRIVE, SUITE 408, SHELTON, CONNECTICUT  06484

PHONE (203) 729 - 2255  *  FAX (203) 723 - 8653  *  WWW.EASTERNCOMPANY.COM

Third Quarter and Nine Months 2025 Financial Results

The following analysis excludes discontinued operations.

Net sales for the third quarter of 2025 decreased 22% to $55.3 million from $71.3 million in the third quarter of 2024. Net sales for the first nine months of 2025 decreased 7% to $191.4 million from $206.1 million in the corresponding period in 2024. Sales decreased in the third quarter of 2025 primarily due to decreased shipments of returnable transport packaging products and truck mirror assemblies of $9.9 million and $6.4 million, respectively. Sales decreased in the first nine months of 2025 primarily due to decreased shipments of truck mirror assemblies and returnable transport packaging products of $13.4 million and $1.0 million, respectively.

Gross margin as a percentage of sales was 22.3% for the third quarter of 2025 and 22.9% for the first nine months of 2025 compared to 25.5% for the third quarter of 2024 and 25.2% for the first nine months of 2024. This decrease was primarily due to an increase in raw material costs incurred as we transitioned from customer-provided material to in-house sourcing on a mirror project, as well as the impact of reduced volumes.

Selling, general and administrative expenses decreased $0.7 million, or 6.5%, for the third quarter of 2025 compared to the corresponding period in 2024 due to $1.1 million of lower compensation charges, offset by $0.3 million of restructuring charges.  In connection with a reduction in workforce completed in the second quarter of 2025, the Company incurred aggregate charges of $2.2 million related to contract termination costs, severance payments and other employee-related costs.  Selling, general and administrative expenses increased $1.2 million in the first nine months of 2025 due to $2.2 million of restructuring charges and $0.6 million of commissions, offset by lower compensation costs of $1.5 million.

Net income for the third quarter of fiscal 2025 was $0.6 million, or $0.10 per diluted share, compared to net income of $4.7 million, or $0.75 per diluted share, for the comparable period in 2024.  For the first nine months of 2025, net income was $4.8 million, or $0.78 per diluted share, compared to $11.7 million, or $1.87 per diluted share, for the comparable period in 2024.

Adjusted net income from continuing operations (a non-GAAP measure) for the third quarter of fiscal 2025 was $0.8 million, or $0.13 per diluted share, compared to adjusted net income of $4.7 million, or $0.75 per diluted share, for the comparable period in 2024. For the nine months ended September 27, 2025, adjusted net income was $6.5 million, or $1.06 per diluted share, compared to $11.7 million, or $1.87 per diluted share, for the comparable 2024 period.

Adjusted EBITDA from continuing operations (a non-GAAP measure) for the third quarter of fiscal 2025 was $3.5 million compared to Adjusted EBITDA from continuing operations of $8.7 million for the comparable 2024 period.  For the nine months ended September 27, 2025, adjusted EBITDA was $15.2 million compared to $21.3 million for the comparable period in 2024. See “Non-GAAP Financial Measures” below and the reconciliation table accompanying this release.

During the third quarter of fiscal 2025, the Company repurchased 36,413 shares of common stock under its share repurchase program authorized in April 2025, and has repurchased 118,000 shares year-to-date (constituting approximately 2% of our outstanding shares of common stock).

Conference Call and Webcast

The Eastern Company will host a conference call to discuss its results for the third quarter of 2025 and related matters on Wednesday, November 5, 2025 at 9:00AM Eastern Time. Participants can access the conference call by phone at 888-506-0062 (toll-free in the US and Canada) or 973-528-0011 (international), using access code 614923. Participants can also join via the web at https://www.webcaster4.com/Webcast/Page/1757/53095.

About The Eastern Company

The Eastern Company manages businesses that design, manufacture and sell engineered solutions for industrial markets. Eastern’s businesses operate in industries that offer long-term macroeconomic growth opportunities. The Company operates from locations in the U.S., Canada, Mexico, Taiwan, and China. More information on the Company can be found at www.easterncompany.com.

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Safe Harbor for Forward-Looking Statements

Statements contained in this press release that are not based on historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of forward-looking terminology such as “would,” “should,” “could,” “may,” “will,” “expect,” “believe,” “estimate,” “anticipate,” “intend,” “continue,” “plan,” “potential,” “opportunities,” or similar terms or variations of those terms or the negative of those terms. There are many factors that affect the Company’s business and the results of its operations and that may cause the actual results of operations in future periods to differ materially from those currently expected or anticipated. These factors include:

•	risks associated with doing business overseas, including fluctuations in exchange rates and the inability to repatriate foreign cash, the impact on cost structure and on economic conditions as a result of actual and threatened increases in trade tariffs and the impact of political, economic, and social instability;
•	the impact of tariffs, trade sanctions or political instability on the availability or cost of raw materials;
•	the impact of higher raw material and component costs and cost inflation, supply chain disruptions and shortages, particularly with respect to steel, plastics, scrap iron, zinc, copper, and electronic components;
•	delays in delivery of our products to our customers;
•	the impact of global economic conditions and interest rates, and more specifically conditions in the automotive, construction, aerospace, energy, oil and gas, transportation, electronic, and general industrial markets, including the impact, length and degree of economic downturns on the customers and markets we serve and demand for our products, reductions in production levels, the availability, terms and cost of financing, including borrowings under credit arrangements or agreements, the potential impact of bank failures on our ability to access financing or capital markets, and the impact of market conditions on pension plan funded status;
•	restrictions on operating flexibility imposed by the agreement governing our credit facility;
•	the inability to achieve the savings expected from global sourcing of materials;
•	lower-cost competition;
•	our ability to design, introduce and sell new or updated products and related components;
•	market acceptance of our products;
•	the inability to attain expected benefits from acquisitions or the inability to effectively integrate acquired businesses and achieve expected synergies;
•	costs and liabilities associated with environmental compliance;
•	the impact of climate change, natural disasters, geopolitical events, and public health crises, including pandemics and epidemics, and any related Company or government policies or actions;
•	military conflict (including the Russia/Ukraine conflict, the conflict in the Middle East, the possible expansion of such conflicts and geopolitical consequences) or terrorist threats and the possible responses by the U.S. and foreign governments;
•	failure to protect our intellectual property;
•	cyberattacks; and
•	materially adverse or unanticipated legal judgments, fines, penalties, or settlements.

The Company is also subject to other risks identified and discussed in this Management’s Discussion and Analysis of Financial Condition and Results of Operations, in Part I, Item 1A, Risk Factors, and in Part II, Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the 2024 Form 10-K, and that may be identified from time to time in our quarterly reports on Form 10-Q, current reports on Form 8-K and other filings we make with the SEC.

Although the Company believes it has an appropriate business strategy and the resources necessary for its operations, future revenue and margin trends cannot be reliably predicted, and the Company may alter its business strategies to address changing conditions. Also, the Company makes estimates and assumptions that may materially affect reported amounts and disclosures. These relate to valuation allowances for accounts receivable and excess and obsolete inventories, accruals for pensions and other postretirement benefits (including forecasted future cost increases and returns on plan assets), provisions for depreciation (estimating useful lives), uncertain tax positions, and, on occasion, accruals for contingent losses. The Company undertakes no obligation to update, alter, or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events, or otherwise, except as required by law.

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Non-GAAP Financial Measures

The non-GAAP financial measures we provide in this press release should be viewed in addition to, and not as an alternative for, results prepared in accordance with U.S. GAAP.

To supplement the condensed consolidated financial statements prepared in accordance with U.S. GAAP, we have presented Adjusted Net Income from Continuing Operations, Adjusted Earnings Per Share from Continuing Operations, Adjusted EBITDA from Continuing Operations, Adjusted EBITDA from Discontinued Operations and Adjusted EBITDA, which are considered non-GAAP financial measures. The non-GAAP financial measures presented may differ from similarly titled non-GAAP financial measures presented by other companies, and other companies may not define these non-GAAP financial measures in the same way. These measures are not substitutes for their comparable U.S. GAAP financial measures, such as net sales, net income, diluted earnings per share, or other measures prescribed by U.S. GAAP, and there are limitations to using non-GAAP financial measures.

Adjusted Net Income from Continuing Operations is defined as net income from continuing operations excluding, when incurred, gains or losses that we do not believe reflect our ongoing operations, including, for example, the impacts of impairment losses, gains/losses on the sale of subsidiaries, property and facilities, transaction expenses primarily relating to acquisitions and divestitures, factory start-up costs, factory relocation expenses, executive severance, and restructuring costs.  Adjusted Net Income from Continuing Operations is a tool that can assist management and investors in comparing our performance on a consistent basis across periods by removing the impact of certain items that management believes do not directly reflect our underlying operating performance.

Adjusted Earnings Per Share from Continuing Operations is defined as earnings per share from continuing operations excluding, when incurred, certain per share gains or losses that we do not believe reflect our ongoing operations, including, for example, the impacts of impairment losses, gains/losses on the sale of subsidiaries, property and facilities, transaction expenses primarily relating to acquisitions and divestitures, factory start-up costs, factory relocation expenses, executive severance, and restructuring costs. We believe that Adjusted Earnings Per Share from Continuing Operations provides important comparability of underlying operational results, allowing investors and management to access operating performance on a consistent basis from period to period.

Adjusted EBITDA from Continuing Operations is defined as net income from continuing operations before interest expense, provision for income taxes, and depreciation and amortization and excluding, when incurred, the impacts of certain losses or gains that we do not believe reflect our ongoing operations, including, for example, impairment losses, gains/losses on sale of subsidiaries, property and facilities, transaction expenses primarily relating to acquisitions and divestitures, factory start-up costs, factory relocation expenses, executive severance, and restructuring expenses.  Adjusted EBITDA from Continuing Operations is a tool that can assist management and investors in comparing our performance on a consistent basis by removing the impact of certain items that management believes do not directly reflect our underlying operations.

Adjusted EBITDA from Discontinued Operations is defined as net income from discontinued operations before interest expense, provision for income taxes, and depreciation and amortization and excluding, when incurred, the impacts of certain losses or gains that we do not believe reflect our ongoing operations, including, for example, impairment losses, gains/losses on sale of subsidiaries, property and facilities, transaction expenses primarily relating to acquisitions and divestitures, factory start-up costs, factory relocation expenses, executive severance, and restructuring expenses.  Adjusted EBITDA from Discontinued Operations is a tool that can assist management and investors in comparing our performance on a consistent basis by removing the impact of certain items that management believes do not directly reflect our underlying operations.

Adjusted EBITDA is defined as net income before interest expense, provision for income taxes, and depreciation and amortization and excluding, when incurred, the impacts of certain losses or gains that we do not believe reflect our ongoing operations, including, for example, impairment losses, gains/losses on sale of subsidiaries, property and facilities, transaction expenses primarily relating to acquisitions and divestitures, factory start-up costs, factory relocation expenses, executive severance, and restructuring expenses. Adjusted EBITDA is a tool that can assist management and investors in comparing our performance on a consistent basis by removing the impact of certain items that management believes do not directly reflect our underlying operations.

Management uses such measures to evaluate performance period over period, to analyze the underlying trends in our business, to assess our performance relative to our competitors, and to establish operational goals and forecasts that are used in allocating resources. These financial measures should not be considered in isolation from, or as a replacement for, U.S. GAAP financial measures.

We believe that presenting non-GAAP financial measures in addition to U.S. GAAP financial measures provides investors greater transparency to the information used by our management for its financial and operational decision-making. We further believe that providing this information better enables our investors to understand our operating performance and to evaluate the methodology used by management to evaluate and measure such performance.

Investor Relations Contacts

The Eastern Company

Ryan Schroeder or Nicholas Vlahos

203-729-2255

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THE EASTERN COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 27, 2025	September 28, 2024	September 27, 2025	September 28, 2024
Net sales	$55,336,452	$71,274,757	$191,437,750	$206,068,490
Cost of products sold	(42,971,012)	(53,085,087)	(147,613,222)	(154,161,980)
Gross margin	12,365,440	18,189,670	43,824,528	51,906,510

Product development expense	(995,771)	(1,077,930)	(3,136,673)	(3,739,214)
Selling and administrative expenses	(9,646,956)	(10,316,788)	(32,181,886)	(31,014,022)
Operating profit	1,722,713	6,794,952	8,505,969	17,153,274

Interest expense	(688,425)	(709,680)	(2,019,365)	(2,049,655)
Other expenses, net	(157,640)	(82,703)	(282,136)	(92,415)
Income from continuing operations before income taxes	876,648	6,002,569	6,204,468	15,011,204

Income tax expense	(297,712)	(1,333,771)	(1,422,414)	(3,335,489)
Net income from continuing operations	$578,936	$4,668,798	$4,782,054	$11,675,715

Discontinued Operations (see Note B)
Loss from operations of discontinued unit	$-	$(766,990)	$(520,006)	$(2,750,844)
(Loss) gain on classification as held for sale	-	(23,087,775)	2,016,696	(23,087,775)
Income tax benefit (expense)	-	3,888,522	(315,951)	4,320,904
Net (Loss) income on discontinued operations	$-	$(19,966,243)	$1,180,739	$(21,517,715)

Net income (loss)	$578,936	$(15,297,445)	$5,962,793	$(9,842,000)

Earnings per share from continuing operations:
Basic	$0.10	$0.75	$0.78	$1.88

Diluted	$0.10	$0.75	$0.78	$1.87

(Loss) earnings per share from discontinued operations:
Basic	$-	$(3.22)	$0.19	$(3.46)

Diluted	$-	$(3.21)	$0.19	$(3.45)

Total earnings (loss) per share:
Basic	$0.10	$(2.47)	$0.97	$(1.58)

Diluted	$0.10	$(2.46)	$0.97	$(1.58)

Cash dividends per share:	$0.11	$0.11	$0.33	$0.33

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THE EASTERN COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 27, 2025	December 28, 2024
	(unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$9,227,940	$14,010,388
Marketable securities	-	2,051,301
Accounts receivable, less allowances: 2025 - $584,372; 2024 - $530,560	30,008,422	35,515,632
Inventories	56,766,191	55,209,598
Current portion of notes receivable	100,643	286,287
Prepaid expenses and other assets	4,468,683	3,477,717
Current assets held for sale	-	5,071,828
Total Current Assets	100,571,879	115,622,751

Property, Plant and Equipment	59,040,146	56,320,688
Accumulated depreciation	(32,510,699)	(28,810,628)
Property, Plant and Equipment, Net	26,529,447	27,510,060

Goodwill	58,596,177	58,509,384
Trademarks	3,816,720	3,946,455
Patents and other intangibles net of accumulated amortization	7,165,804	8,765,612
Long term notes receivable, less current portion	33,201	162,102
Deferred Income Taxes	6,611,518	6,611,518
Right of Use Assets	16,649,014	14,180,865
Other Long Term Assets	75,980	-
Total Other Assets	92,948,414	92,175,936

TOTAL ASSETS	$220,049,740	$235,308,747

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THE EASTERN COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS (CONTINUED)

	September 27, 2025	December 28, 2024
	(unaudited)
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$17,359,215	$19,650,970
Accrued compensation	4,597,276	5,478,581
Other accrued expenses	2,856,321	9,577,019
Current portion of operating lease liability	3,782,516	3,072,668
Current portion of finance lease liability	737,032	761,669
Current portion of long-term debt	4,297,585	3,603,935
Other current liabilities	-	505,376
Current liabilities held for sale	-	2,144,573
Total Current Liabilities	33,629,945	44,794,791

Operating lease liability, less current portion	12,869,598	11,108,197
Finance lease liability, less current portion	2,691,010	3,052,073
Long-term debt, less current portion	31,044,907	38,640,576
Accrued postretirement benefits	420,157	410,476
Accrued pension cost	14,565,285	16,064,840
Other long-term liabilities	546,395	546,395

Total Liabilities	95,767,297	114,617,348

Shareholders’ Equity
Voting Preferred Stock, no par value:
Authorized and unissued: 1,000,000 shares
Nonvoting Preferred Stock, no par value:
Authorized and unissued: 1,000,000 shares
Common Stock, no par value, Authorized: 50,000,000 shares	36,042,381	35,443,009
Issued: 9,170,470 shares as of 2025 and 9,146,996 shares as of 2024
Outstanding: 6,068,650 shares as of 2025 and 6,163,138 shares as of 2024
Treasury Stock: 3,101,820 shares as of 2025 and 2,983,858 shares as of 2024	(29,313,460)	(26,338,309)
Retained earnings	137,492,223	133,545,670
Accumulated other comprehensive loss:
Foreign currency translation	(1,859,218)	(2,276,590)
Unrealized gain (loss) on foreign currency swap, net of tax	480,342	(505,376)
Unrecognized net pension and postretirement benefit costs, net of tax	(18,559,825)	(19,177,005)
Accumulated other comprehensive loss	(19,938,701)	(21,958,971)
Total Shareholders’ Equity	124,282,443	120,691,399
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$220,049,740	$235,308,747

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THE EASTERN COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Nine Months Ended
	September 27, 2025	September 28, 2024
Operating Activities
Net income	$5,962,793	$(9,842,000)
Less: Gain (Loss) from discontinued operations	1,180,739	(21,517,715)
Income from continuing operations	$4,782,054	$11,675,715
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,846,679	4,266,038
Reduction in carrying amount of ROU assets	2,200,274	2,418,801
Unrecognized pension and postretirement benefits	(689,806)	(353,257)
Loss on sale of equipment and other assets	176,254	53,311
Provision for doubtful accounts	17,000	(24,570)
Stock compensation expense	599,372	913,775
Changes in operating assets and liabilities:
Accounts receivable	8,050,261	(11,739,823)
Inventories	(722,705)	300,720
Prepaid expenses and other	(387,479)	2,874,825
Other assets	214,725	(236,934)
Accounts payable	(3,274,997)	693,653
Accrued compensation	(906,067)	(190,904)
Change in operating lease liability	(2,200,274)	(2,418,801)
Other accrued expenses	(7,683,977)	115,403
Net cash provided by operating activities	5,021,314	8,347,952

Investing Activities
Marketable securities	2,222,059	(999,960)
Business Acquisition	(421,039)	-
Payments received from notes receivable	14,545	470,937
Proceeds from sale of discontinued operations	1,593,646	-
Proceeds from sale of equipment	800	18,925
Purchases of property, plant, and equipment	(1,643,885)	(7,634,265)
Net cash used in investing activities	1,766,126	(8,144,363)

Financing Activities
Principal payments on long-term debt	(7,044,065)	(2,365,500)
Proceeds(payments) on short term borrowings (revolver)	-	3,000,000
Financing leases, net	(592,699)	2,819,262
Purchase common stock for treasury	(2,975,152)	(1,916,130)
Dividends paid	(2,016,239)	(2,050,933)
Net cash used in financing activities	(12,628,155)	(513,301)

Discontinued Operations
Cash provided by operating activities	-	411,778
Cash used in investing activities	-	(217,101)
Cash provided by discontinued operations	-	194,677

Effect of exchange rate changes on cash	225,126	(67,874)
Net change in cash and cash equivalents	(5,615,589)	(182,909)

Cash and cash equivalents at beginning of period	14,843,529	8,299,453
Cash and cash equivalents at end of period	$9,227,940	$8,116,544

Supplemental disclosure of cash flow information:
Interest	$2,110,688	$2,443,448
Income taxes	2,078,175	3,945,295

Non-cash investing and financing activities
Right of use asset	4,552,886	2,418,801
Lease liability	(4,016,861)	(462,004)

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Reconciliation of Non-GAAP Measures
Adjusted Net Income from Continuing Operations and Adjusted Earnings per Share from Continuing Operations Calculation
For the Three and Nine Months ended September 27, 2025 and September 28, 2024
($000's)

	Three Months Ended			Nine Months Ended
	September 27, 2025		September 28, 2024	September 27, 2025		September 28, 2024
Net income from continuing operations as reported per generally accepted accounting principles (GAAP)	$579		$4,669	$4,782		$11,676

Earnings per share from continuing operations as reported under GAAP:

Basic	$0.10		$0.75	$0.78		$1.88
Diluted	$0.10		$0.75	$0.78		$1.87

Adjustments:
Restructuring	285	(a)	-	2,172	(a)	-
Non-GAAP tax impact of adjustments (b)	(60)		-	(459)		-
Total adjustments (Non-GAAP)	$225		$-	$1,713		$-

Adjusted net income from continuing operations (Non-GAAP)	$804		$4,669	$6,495		$11,676

Adjusted earnings per share from continuing operations (Non-GAAP):

Basic	$0.13		$0.75	$1.06		$1.88
Diluted	$0.13		$0.75	$1.06		$1.87

(a)	Consists of personnel related and facility costs
(b)	We estimate the tax effect of the items identified to determine a non-GAAP annual effective tax rate applied to the pre-tax amount in order to calculate the non-GAAP provision for income taxes

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Reconciliation of Non-GAAP Measures
Adjusted EBITDA from Continuing Operations Calculation
For the Three and Nine Months ended September 27, 2025 and September 28, 2024
($000's)

	Three Months Ended			Nine Months Ended
	September 27, 2025		September 28, 2024	September 27, 2025		September 28, 2024

Net income from continuing operations as reported per generally accepted accounting principles (GAAP)	$579		$4,669	$4,782		$11,676

Interest expense	688		710	2,019		2,050
Provision for income taxes	298		1,334	1,422		3,335
Depreciation and amortization	1,633		2,033	4,847		4,266
Severance and accrued compensation	285	(a)	-	2,172	(a)	-
Adjusted EBITDA from continuing operations (Non-GAAP)	$3,483		$8,745	$15,242		$21,327

(a)	Consists of personnel related and facility costs

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